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                                                 EXHIBIT 10.2

                MICHAELS STORES, INC.

                1997 STOCK OPTION PLAN


     Michaels Stores, Inc., a Delaware corporation (the
"Company"), hereby establishes the Michaels Stores, Inc. 1997
Stock Option Plan (the "Plan"), effective as of June 6, 1997.

     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by executive officers, key employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

      2. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

          (a)  "Act" means the Securities Exchange Act of
     1934 as in effect from time to time.

          (b) "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of
     1986, as in effect from time to time.

          (d)  "Common Stock" means the common stock,
     par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 7.

          (e) "Date of Grant" means the date specified by the Stock Option Committee or the Board, as applicable, on which a grant of Stock Options will become effective
     (which date will not be earlier than the date on which such committee or the Board takes action with respect thereto).

          (f)  "Market Value per Share" means the fair
     market value per share of the Common Stock on the Date of Grant as determined by the Stock Option Committee or the Board, as applicable.

          (g) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

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          (h)  "Participant" means a person who is selected
     by the Stock Option Committee or the Board, as applicable, to receive Stock Options under Paragraph 5 of the Plan and who is at that time (i) an executive officer or other key employee of the Company or any Subsidiary, (ii) an advisor or consultant to the Company or any Subsidiary, or (iii) a member of the Board.

          (i)  "Rule 16b-3" means Rule 16b-3 under
     Section 16 of the Act as such Rule is in effect from time to time.

          (j)  "Stock Option Committee" means the 1997
     Stock Option Plan Committee, which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Special Stock
     Option Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code, and as "Non-Employee Directors" within the meaning of Rule 16b-3;
     provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Stock Option granted by such committee.

          (k) "Stock Option" means the right to purchase one or more shares of Common Stock upon exercise of an option granted pursuant to Paragraph 5.

          (l)  "Subsidiary" means any corporation,
     partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

      3.  Shares Available Under Plan.  The shares of
Common Stock which may be issued under the Plan will not exceed in the aggregate 6,800,000 shares, subject to adjustment as provided in this Paragraph 3. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          (a)  Any shares of Common Stock which are
     subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

          (b) If, as of the close of business on the last day of each fiscal quarter of the Company following the effective date of the Plan, the sum of (i) the total number of shares of Common Stock previously issued upon the exercise of Stock Options, (ii) the total number of shares of Common Stock then subject to outstanding Stock Options, and (iii) the total number of shares of Common Stock then remaining available for future Stock Option grants under the Plan (such sum being the "Plan Shares") is less than 20% of the total number of shares of Common Stock then outstanding computed on a fully diluted basis (such total number being the "Outstanding Shares"), the number of shares of Common Stock available for issuance under the Plan will be increased (but not decreased) so that the number of Plan Shares will be equal to 20% of the number of Outstanding Shares. For purposes of the foregoing adjustment, all outstanding Stock Options and stock options granted under other Company plans will be treated as fully exercised in computing the number of outstanding shares of Common Stock on a fully diluted basis, without regard to whether such stock options are then fully exercisable.

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          (c)  The shares available for issuance under the
     Plan also will be subject to adjustment as provided in Paragraph 7.

      4. Individual Limitation on Stock Options. The maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any single calendar year will not exceed 1,500,000 shares.

      5.  Grants of Stock Options.  The Stock Option
Committee or the Board may from time to time authorize grants to any Participant of Stock Options upon such terms and conditions as such committee or the Board, as applicable, may determine in accordance with the provisions set forth below.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c)  Successive grants may be made to the same
     Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (d) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will become exercisable, and any grant may provide, or may be amended to provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or in the event of any other similar transaction or event.

          (e) Each Stock Option granted pursuant to this Paragraph 5 may be made subject to such transfer restrictions as the Stock Option Committee or the Board, as applicable, may determine.

          (f)  Each grant will be evidenced by a stock
     option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Stock Option Committee or the Board, as applicable) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee or the Board, as applicable, may approve.

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     6.   Payment.  The Option Price will be payable, as
required by the Stock Option Committee or the Board in such Committee's or the Board's sole discretion, as applicable, (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Stock Option Committee or the Board, as applicable, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price, (iv) in any other form of valid consideration or (v) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. The Stock Option Committee or the Board, as applicable, may permit deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

     7.   Adjustments.  The Stock Option Committee or the
Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock
Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event the Stock Option Committee shall disagree with the Board with respect to the foregoing adjustments, the Board's determination will be final and conclusive. Any fractional shares resulting from the foregoing adjustments will be eliminated.

     8. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, or is requested by an optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Stock Option Committee or the Board, an optionee may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the optionee on exercise of the Stock Option.

     9. Administration of the Plan. (a) The Plan will be administered by the Stock Option Committee and the Board. For purposes of any action taken by the Stock Option Committee or the Board, whichever is applicable, a majority of the members will constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Stock Option Committee or the Board.

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          (b)  The Stock Option Committee and the Board
have the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Stock Option Committee or the Board, as applicable, of any such provision and any determination by the Stock Option
Committee or the Board pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive; provided, that in the event the Stock Option Committee shall disagree with the Board with respect to such interpretation, construction or determination, the Board's determination will be final and conclusive. No member of the Stock Option Committee or the Board will be liable for any such action or determination made in good faith.

          (c) Notwithstanding any provision of the Plan to the contrary, the Stock Option Committee will have the exclusive authority and discretion to take any action required or permitted to be taken under the provisions of Paragraph 7, Paragraph 9(a), Paragraph 9(b), Paragraph 10(a) and Paragraph 10(b) with respect to Stock Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

     10. Amendments, Etc. (a) The Stock Option Committee or the Board, as applicable, may, without the consent of the optionee, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock
Option may be exercised, to extend the expiration date of the Stock
Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, to reduce the exercise price of such Stock Option, to amend the definition of a change in control of the Company (if such a definition is contained in such agreement) to expand the events that would result in a change in control of the Company and to add a change in control provision to such agreement (if such provision is not contained in such agreement) and may amend any such agreement in any other respect with the consent of the optionee.

          (b) The Plan may be amended from time to time by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Stock Option Committee and the Board each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

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          (c)  The Plan may be terminated at any time by
action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

          (d) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.

                                MICHAELS STORES, INC.



                                By ___________________________
                                   Name: R. Michael Rouleau

                                  Title: President and Chief
                                         Executive Officer